UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 14, 2012

PATHFINDER BANCORP, INC.
(Exact name of Registrant as specified in its charter)

Commission File Number
000-23601

Federal	16-1540137
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification Number)

214 West First Street, Oswego, NY 13126
(Address of Principal Executive Office) (Zip Code)

(315) 343-0057
(Registrant’s Telephone Number including area code)

Not Applicable
Former Name or Former Address, If Changed Since Last Report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal year

On December 14, 2012, Pathfinder Bancorp, Inc. received a letter of non objection from its primary regulator, the Federal Reserve Board, to amend the bylaws of the company effective January 1, 2013.  A complete copy of the amended bylaws is attached.  In essence, the bylaw changes are as follows:

1.
 Due to the company’s primary regulator being changed from the Office of Thrift Supervision to the Federal Reserve Board, several references throughout the document to the Office of Thrift Supervision are replaced with references to the Federal Reserve Board.  Similarly, references to regulations of the Office of Thrift Supervision are revised to reflect references to the regulations of the Federal Reserve Board;

2.	In order to better align the interests of Directors with Shareholders, the Director ownership requirement is increased from 100 shares to 1000 shares;

3.
An age requirement for mandatory retirement of Board members at age 70 is included.  Notwithstanding the age requirement, the Board of Directors is permitted to waive the same by two-thirds vote if the Board determines that such a waiver is in the best interest of the company;

4.	Several revisions are made to meeting participation and voting in order to be consistent with improvements in teleconferencing and board portal technology.

5.	More detailed enumeration of the various committees of the company and the independence requirements thereof is supplied;

6.	Finally, there are non-substantive realignments and typographical corrections.

The amendment by the Board of Directors is permissible under current company bylaws and charter.  As noted above, the effective date of the amendments are January 1, 2013.

Exhibit 99.2B - Bylaws

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

PATHFINDER BANCORP, INC.

Date: December 17, 2012	By: /s/ Thomas W. Schneider
Thomas W. Schneider
President and Chief Executive Officer